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EXHIBIT 1

                             JOINT FILING AGREEMENT

      The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Autonation, Inc. dated February 16, 2000, is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Dated:  February 16, 2000                            Michael G. DeGroote





                                                     /s/ Michael G. DeGroote
                                                     ---------------------------







Dated:  February 16, 2000                            Westbury (Bermuda) Ltd.



                                                     By: /s/ Michael G. DeGroote
                                                        ------------------------
                                                        Michael G. DeGroote
                                                        President